UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 17, 2011
ASPEN INSURANCE HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	001-31909	Not Applicable
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
141 Front Street
Hamilton HM 19
Bermuda
(Address of principal executive offices)
(Zip Code)
Registrant’s telephone number, including area code: (441) 295-8201
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Election of Directors; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-99.1

Section 5 — Corporate Governance and Management
Item 5.02 — Election of Directors; Compensatory Arrangements of Certain Officers
          On November 17, 2011, Aspen Insurance Holdings Limited (“Aspen” or the “Company”) announced that Mr. Ronald Pressman has been appointed to its Board of Directors (the “Board”) as a Class III director. The attached press release, furnished as Exhibit 99.1 to this Current Report on Form 8-K, provides additional information. Following this appointment, Aspen will have 12 Directors on its Board. Mr. Pressman will be a member of the Board’s Compensation Committee and Investment Committee. The Board has determined that Mr. Pressman is an independent Director pursuant to the NYSE Corporate Governance Standards applicable to U.S. domestic issuers, although the Company is not currently required to meet such standards as it is a foreign private issuer.
          Under Aspen’s Bye-Laws, the appointment of Mr. Pressman will be subject to shareholder vote at Aspen’s 2012 Annual General Meeting, at which Mr. Pressman will be standing for election as a Class III Director. As a non-executive Director, Mr. Pressman is entitled to receive the same level of fees and benefits as other Aspen non-executive Directors, including for committee appointments. For additional information, please see our Annual Report on Form 10-K for the year ended December 31, 2010.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
              (d) The following exhibit is furnished as part of this report:
99.1	Press Release from Aspen Insurance Holdings Limited dated November 17, 2011

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN INSURANCE HOLDINGS LIMITED (Registrant)
Dated: November 17, 2011	By:	/s/ Richard Houghton
Name: Richard Houghton
Title: Chief Financial Officer

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